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                                                                  EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of ReliaStar Financial Corp. on Form S-3 of our reports dated January 31, 1997, except for Note 14 thereto, as to which the date is February 23, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of ReliaStar Financial Corp. and subsidiaries for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 16, 1998